Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of John Giordani and Gregory Keever, Esq., acting severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT W. O’LEARY Robert W. O’Leary	Chairman of the Board and CEO (Principal Executive Officer)	July 3, 2002

/s/ JOHN GIORDANI John Giordani	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 3, 2002

/s/ NORMAN BARKER, JR. Norman Barker, Jr.	Director	July 3, 2002

/s/ EDWARD A. BURKHARDT Edward A. Burkhardt	Director	July 3, 2002

/s/ RONALD R. FOGLEMAN Ronald R. Fogleman	Director	July 3, 2002

Roderick Hills	Director	July , 2002

/S/ RICHARD H. KOPPES Richard H. Koppes	Director	July 13, 2002

/s/ STEVEN J. LEE Steven J. Lee	Director	July 3, 2002

/s/ MILAN PANIC Milan Panic	Director	July 3, 2002

/s/ RANDY H. THURMAN Randy H. Thurman	Director	July 2, 2002

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